                                                                     EXHIBIT 3.1



                                                          FEDERAL IDENTIFICATION
                                                          NO.   04-2911026
                                                             -------------------
          |
          |
- ----------|
Examiner  |            THE COMMONWEALTH OF MASSACHUSETTS
          |                 WILLIAM FRANCIS GALVIN
          |              Secretary of the Commonwealth
          |  One Ashburton Place, Boston, Massachusetts 02108-1512
          |
          |
          |           RESTATED ARTICLES OF ORGANIZATION
          |        (GENERAL LAWS, CHAPTER 156B, SECTION 74)
          |
          |
          |
          | We,                   James C. Bender                   , *President
- ----------|    -----------------------------------------------------
Name      |
Approved  | and                   Valerie L. Pawson                     , *Clerk
          |     --------------------------------------------------------
          |
          | of                    AWARE, INC.
          |   ------------------------------------------------------------------
          |                     (Exact name of corporation)
          |
          | located at            One Oak Park, Bedford, MA  01730
          |           ---------------------------------------------------------
          |              (Street address of corporation Massachusetts)
          |
          | do hereby certify that the following Restatement of the Articles of
          |
          | Organization was duly adopted at a meeting held on June 6, 1996 by a
          |                                                   -------    --
          | vote of the directors/or:
          |
          | ____ shares of ________________________ of _____ shares outstanding.
          |                 (type, class & series, if any)
          |
          | ____ shares of _____________________ of ____ shares outstanding, and
          |               (type, class & series, if any)
          |
          | ____ shares of _________________________of _____ shares outstanding.
          |                 (type, class & series, if any)
          |
          | **being at least a majority of each type, class or series
          | outstanding and entitled to vote thereon:/**being at least
          | two-thirds of each type, class or series outstanding and entitled
          | to vote thereon and of each type, class or series of stock whose
          | rights are adversely affected thereby:
          |
          |                       ARTICLE I
          |
          |             The name of the corporation is:
 C   [ ]  |
 P   [ ]  |                       AWARE, INC.
 M   [ ]  |
R.A. [ ]  |
          |                       ARTICLE II
          |
          | The purpose of the corporation is to engage in the following
          |                  business activities:
          |
          |                   See Rider 2 attached
          |
          | *Delete the inapplicable words.    **Delete the inapplicable clause.
          | Note: If the space provided under any article or item on this form
          | is insufficient, additions shall be set forth on separate 8 1/2 X 11 | sheets of paper with a left margin of at least 1 inch. Additions
- ----------| to more than one article may be made on a single sheet so long as
P.C.      | each article requiring each addition is clearly indicated.

                                 ARTICLE III


State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

- --------------------------------------------------------------------------------
      WITHOUT PAR VALUE                          WITH PAR VALUE
- --------------------------------------------------------------------------------
  TYPE         MUMBER OF SHARES    TYPE        NUMBER OF SHARES    PAR VALUE
- --------------------------------------------------------------------------------
 Common:                          Common:      30,000,000           1 cent
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
 Preferred:                       Preferred:   1,048,356            $1.00
- --------------------------------------------------------------------------------
                                   Series C        5,410
- --------------------------------------------------------------------------------
                                   Series D       13,512  Undesignated 1,000,000
                                   Series E       29,432






                                  ARTICLE IV


If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any share of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


                        See Rider 4(i) - (viii) attached




                                  ARTICLE V


The restrictions, if any, impossed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                     None





                                  ARTICLE VI


**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                           See Rider 6 A-F attached
















**If there are no provisions state "None".
Note: The preceding six(6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                 ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                 ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

         One Oak Park, Bedford, MA  01730

b. The name, residential address and post office address of each director and officer of the corporation is as follows:



                  NAME                RESIDENTIAL ADDRESS                POST OFFICE ADDRESS

President:   James C. Bender      272 Farley Rd., Hollis, NH  03049

Treasurer:   John Walsh           213 Forest St., Weymouth, MA  02190

Clerk:       Valerie L. Pawson    196 Eliot St., Natick, MA  01760

Directors:   James C. Bender      272 Farley Road, Hollis, NH  03049
             John Kerr            336 Essex Road, Kenilworth, IL  60043
             John Stafford         60 Strawberry Hill Road, Dover, MA  02030
             Charles Stewart        7 Bristol Road, Northbrook, IL  60093
             Jerald Fishman       169 Hickory Road, Weston, MA



c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:

         One Oak Park, Bedford, MA  01730

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

Article 2   -   shorten purposes
Article 3   -   increase common & preferred
Article 4   -   various
Article 5   -   various


SIGNED UNDER THE PENALTIES OF PERJURY, this ___________ day of _______________, 19________, _______________________________________, "President/"Vice President,
__________________________________________________, "Clerk/"Assistant Clerk.


*Delete the inapplicable words.     **If there are no amendments, state "None".

                                  AWARE, INC.

                  Rider 2 to Restated Articles of Organization

To research, develop, manufacture and market computer software, hardware, systems and electronic components, equipment and other products utilizing computers and other information processing technologies.


In general, to carry on any lawful business whatsoever in connection with the foregoing, or which is calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties and which is not contrary to Chapter 156B of the General Laws of the Commonwealth of Massachusetts, and to do or cause to have done any and all such acts and things as may be necessary, desirable, convenient, or incidental to the consummation or accomplishment of any or all of the foregoing purposes.


                                   AWARE, INC.

                  Rider 4 to Restated Articles of Organization

I.       PROVISIONS APPLICABLE TO SERIES A AND SERIES B PREFERRED SHARES.

All Series A Preferred Shares and all Series B Preferred Shares have been canceled.

II. PROVISIONS APPLICABLE TO SERIES C PREFERRED SHARES, SERIES D PREFERRED SHARES AND SERIES E PREFERRED SHARES.

         There is hereby created a series of Preferred Shares designated as "Series C Preferred Shares," and consisting of 5,410 Preferred Shares. There is hereby created a series of Preferred Shares designated as "Series D Preferred Shares," and consisting of 13,512 Preferred Shares. There is hereby created a series of Preferred Shares designated as "Series E Preferred Shares," and consisting of 29,432 Preferred Shares. The relative rights, preferences, privileges, restrictions and other matters relating to the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares or the holders thereof are as follows:

         1. Definitions. For purposes of this Rider 4 "Junior Shares" shall mean all common stock and any other shares of the Corporation other than the Preferred stock.

         2. Voting Rights. The holders of the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall be entitled to one hundred (100) votes for each share of Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares held by them on all matters in which stockholders are entitled to vote, including the election of directors.

         3. Dividends Rights of Preferred. The holders of the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per share per annum of one hundred (100) times the amount payable in dividend on Junior Shares. The right to such dividends on the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall not be cumulative, and no right shall accrue to holders of Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares by reason of the fact that dividends on such shares are not declared or paid in any prior year. The holders of the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall not be entitled to receive interest type dividends on their investment.

         4.  Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of

                                   Rider 4 (i)
the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall be entitled to receive (i) the amount of $100.00 per share for each share of Series C Preferred Stock then held by them, (ii) the amount of $100.00 per share of Series D Preferred Stock then held by them, and (iii) the amount of $130.00 per share of Series E Preferred Stock then held by them, and in addition, a further amount equal to all declared but unpaid dividends on the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares as provided in Paragraph 3 above, and after payment of the holders of Junior Shares of $1.00 per share, the remaining assets of the Corporation shall be distributed in equal amounts per share to the holders of the Series C, Series D and Series E Preferred Stock and the holders of the Junior Shares.

         If upon the occurrence of such event the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the assets and funds of the Corporation legally available for distribution shall first be distributed ratably among the holders of the Series E Preferred Stock. After payment has been made to the holders of the Series E Preferred Stock of the full preferential amounts to which they shall be entitled as aforesaid, the holders of Series D Preferred Stock shall be entitled to receive any remaining assets of the Corporation up to the full preferential amounts to which they shall be entitled as aforesaid. After payment has been made to the holders of the Series D Preferred Stock of the full preferential amounts to which they shall be entitled as aforesaid, the holders of Series C Preferred Stock shall be entitled to receive any remaining assets of the Corporation up to the full preferential amounts to which they shall be entitled as aforesaid.

         (b) For purposes of this Paragraph 4, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include the Corporation's sale of all or substantially all of its assets or the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

         (c) In the event the Corporation shall propose to take any action of the types described in subparagraphs (a) and (b) of this Paragraph 4, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or twenty (20) days prior to any shareholders' meeting called to approve such action, whichever is earlier, give each holder of shares of Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in

                                  Rider 4 (ii)
the initial notice shall occur, the Corporation shall promptly giving written notice to each holder of shares of Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares of such material change.

         (d) The Corporation shall not consummate any proposed action of the type described in subparagraphs (a) and (b) of this Paragraph 4 before the expiration of thirty (30) days after mailing of the initial notice or twenty
(20) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 20-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Preferred Stock.

         (e) In the event the Corporation shall propose to take any action of the types described in subparagraphs (a) and (b) of this paragraph 4 which will involve the distribution of assets other than cash, the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation. All notices pursuant to this paragraph 4 shall be deemed given upon personal delivery or upon deposit in a United States Post Office by registered or certified mail.

         5. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a)  Right to Convert.

                  (i) Each share of Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into Common Stock at the Conversion Rate (as hereinafter defined) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted is hereinafter referred to as the "Series C Conversion Rate", the number of shares of Common Stock into which each share of Series D Preferred Stock may be converted is hereinafter referred to as the "Series D Conversion Rate", and the number of shares of Common Stock into which each share of Series E Preferred Stock may be converted is hereinafter referred to as the "Series E Conversion Rate". The Series C Conversion Rate, the Series D Conversion Rate and the Series E Conversion Rate shall each be one hundred (100).

                  (ii) Each share of Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall automatically be converted into shares of Common Stock at its Conversion Rate in the event of the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a

                                  Rider 4 (iii)
price per share of not less than $1.00 (as adjusted for stock splits, recombinations and the like) and an aggregate offering price of not less than $7,500,000. In the event of such an offering, the person(s) entitled to receive Common Stock issuable upon conversion of Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (iii) At the election of the Board of Directors at any time after the Corporation has earned a cumulative profit of $5,000,000, each share of Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall automatically be converted into Common Stock at its then effective Conversion Rate fifteen (15) days after written notice of such election to each of the holders of the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

         (b)  Mechanics of Conversion.

                  (i) In order to exercise the conversion privilege, the holder of any Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares to be converted shall surrender the certificate or certificates therefor to any transfer agent of the Corporation for such Preferred Shares, at offices which the Corporation shall cause to be maintained in Massachusetts, duly endorsed in blank for transfer, accompanied by written notice of election to convert such Preferred Shares or a portion thereof executed on the form set forth on such certificates or on such other form as may be provided from time to time by the Corporation.

         As soon as practicable after the surrender of such certificates as provided above, the Corporation shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of Common Shares issuable hereunder upon the conversion of such Preferred Shares. Such conversion shall be deemed to have been effected on the date on which the certificates for such Preferred Shares have been surrendered as provided above, and the person in whose name any certificate or certificates for Common Shares are issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares represented thereby.

                  (ii) As long as any of the Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares remains outstanding, the Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued Common Shares sufficient for issuance upon conversion of all such outstanding Preferred Shares.

                  (iii) All certificates of Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares surrendered for conversion as provided herein shall be canceled and retired in the

                                  Rider 4 (iv)
manner provided by law, and no further Preferred Shares shall be issued in lieu thereof.

                  (iv) The exercise of the conversion privilege shall be subject to such regulations, not inconsistent with the foregoing provisions of this
Section 5, as may from time to time be adopted by the Board of Directors of the Corporation.

                  (v) All Common Shares issued upon the conversion of the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall be validly issued and outstanding and fully paid and nonassessable.

         6.  Restrictions on certain corporate action.

         (a) The holders of the Series C, Series D and Series E Preferred Shares shall vote as one class, regardless of series, and in no other manner, upon any proposal for the Corporation to take any of the following actions, and no such proposal shall be adopted, nor shall the Corporation take any such action, without the affirmative vote, at a meeting duly called for that purpose, or the written consent, with or without a meeting, of the holders of at least a majority of the Series C, Series D and Series E Preferred Shares, voting as one class regardless of series, together with such vote or consent of the holders of other classes of shares of the Corporation as may then be required:

                  (i) any amendment or repeal of any of the provisions of the Restated Articles of Organization as amended, or of any certificate filed pursuant to law and setting forth the designation, description, and terms of any series of Preferred Shares, or of any Bylaw, which would adversely affect the rights or preferences of the Series C, Series D and Series E Preferred Shares or of the holders thereof. If any such amendment or repeal, however, would adversely affect the rights or preferences of less than all of the series of Preferred Shares at the time outstanding, the vote or consent of the holders of at least a majority of the outstanding shares of all series so affected, voting as one class, shall be required in lieu of the vote or consent of the holders of a majority of all of the Preferred Shares;

                  (ii) the creation or authorization of any additional class of shares of the Corporation ranking prior to or on a parity with the Series C, Series D and Series E Preferred Shares or of any shares or other security of the Corporation convertible into shares of any class ranking prior to or on a parity with the Series C, Series D and Series E Preferred Shares, or any increase in the authorized amount of the Series C, Series D and Series E Preferred Shares or of any additional class of shares of the Corporation ranking prior to or on a parity with the Series C, Series D and Series E Preferred Shares;

                  (iii) the sale or conveyance of all or substantially all of the property or business of the Corporation, or the parting with control thereof; or a consolidation of the Corporation with, or its merger with or into, any other corporation, but this restriction

                                   Rider 4 (v)
shall not apply to or prevent a consolidation with, or a merger with or into, any wholly owned subsidiary. If any such sale or conveyance, however, requires by law a greater percentage to authorize such action, the vote or consent of the holders of at least two thirds of the outstanding shares of all Series C, Series D and Series E Preferred Shares, voting as one class, shall be required in lieu of the vote or consent of the holders of a majority of all of the Series C, Series D and Series E Preferred Shares; or

                  (iv) a voluntary liquidation or dissolution of the Corporation. If any such liquidation or dissolution, however, requires by law a greater percentage to authorize such action, the vote or consent of the holders of at least two thirds of the outstanding shares of all Series C, Series D and Series E Preferred Shares, voting as one class, shall be required in lieu of the vote or consent of the holders of a majority of all of the Series C, Series D and Series E Preferred Shares.

         (b) Except as provided in paragraphs (a) of this Section 6, the Series C, Series D and Series E Preferred Shares shall have no rights voting as a class, but shall exercise all voting rights in accordance with the provisions of
Section 2 hereof, voting in conjunction with the holders of the Common Shares.

         7. Accountants' Certificates. The certificate of any firm of independent public accountants selected by the Board of Directors shall be conclusive evidence of the correctness of any computation made under the provisions of this Article or any certificate filed pursuant to law and setting forth the designation, description, and terms of any series of Preferred Shares.

III.  PROVISIONS GENERALLY APPLICABLE TO PREFERRED SHARES

         The description of the Preferred Stock is as follows:

         1. Certificate of Designation. The Board of Directors is authorized, subject to limitations described by law and the provisions of this Article 4, to provide for the issuance of shares of Preferred Stock with or without series, and, by filing a certificate pursuant to the applicable law of The Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter

                                  Rider 4 (vi)
authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

         2. Authority of Board. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

         (a) the number of shares constituting that series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors, and the distinctive designation of that series;

         (b) whether any dividend shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

         (d) whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

         (f) whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

         (g) the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

         (h) whether the shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds,

                                  Rider 4 (vii)
debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

         (i) any other designation, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

IV.  PROVISIONS APPLICABLE TO COMMON SHARES

         1. No Preference. None of the Common Shares shall be entitled to any preference, and each Common Share shall be equal to every other such share in every respect. Each Common Share shall be entitled to one vote.

         2. Dividend Rights. Subject to the provisions with respect to the Preferred Shares, and not otherwise, such dividends, payable in cash, shares or otherwise, as may be determined by the Board of Directors may be declared and paid on the Common Shares from time to time out of any funds lawfully available therefor, and except as to the Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares, the Preferred Shares shall not be entitled to participate, as such, in any such dividend.

                                 Rider 4 (viii)



                                  AWARE, INC.

                  Rider 6 to Restated Articles of Organization

        6A. LIMITATION OF DIRECTORS LIABILITY

        The personal liability of the corporation's directors is hereby eliminated to the fullest extent permitted by law, including, without limitation, by the provisions of Chapter 156B, Section 13(b) (1-1/2) of the General Laws.

        6B. BY-LAW AMENDMENTS

        The By-laws at any time may be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office except that no amendment may be made by the Directors which alters the provisions of the By-laws with respect to matters which by law or the Articles of Organization require action by the stockholders. No later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

        6C. TERM OF OFFICE FOR THE BOARD OF DIRECTORS

        The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one-third of the whole number of the board of directors, and all directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, or removal. At the first meeting held for election of the board of directors following adoption of these Restated Articles, directors of the first class (Class I Directors) shall be elected for a term of one year; directors of the second class (Class II Directors) shall be elected for a term of two years; directors of the third class (Class III Directors) shall be elected for a term of three years. At each annual meeting thereafter, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

        6D. CERTAIN TRANSACTIONS APPROVED BY THE BOARD OF DIRECTORS

        Except as otherwise provided in these Articles of Organization, the Corporation may authorize, by a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon, (a) the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, upon such terms and conditions as it deems expedient, and (b) the merger or consolidation of the Corporation into any other corporation, provided, however, that such sale, lease, exchange, merger or consolidation shall have been approved by a majority of the members of the Board of Directors.

        6E. PLACES OF MEETING OF STOCKHOLDERS

        Meetings of the stockholders may be held anywhere in the United States.

        6F. PARTNERSHIP IN ANY BUSINESS ENTERPRISE

        The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

                      THE COMMONWEALTH OF MASSACHUSETTS


                      RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)



                   ========================================


      I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $___________ having been paid, said articles are deemed to have been filed with me this _______ day of ____________________, 19______.




      Effective Date:_________________________







                            WILLIAM FRANCIS GALVIN
                        Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:



                           Valerie L. Pawson, Esq.
                        ------------------------------

                           Lawson & Weitzen
                        ------------------------------

                           425 Summer Street
                        ------------------------------
                           Boston, MA  02210-173G

                        Telephone:   (617) 439-4990
                        ------------------------------